SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OAK TECHNOLOGY INC

                    GABELLI SECURITIES INTL
                                 4/04/00            1,000-           15.2500
                    GABELLI INTERNATIONAL LTD
                                 6/02/00            9,300-           17.5733
                                 5/31/00            5,000-            3.1900
                    GAMCO INVESTORS, INC.
                                 6/02/00            7,000-           17.5089
                                 5/30/00              500            13.8750
                                 5/30/00              500-           13.8750
                                 5/30/00              500            13.8750
                                 5/26/00            2,000-           13.7344
                                 5/25/00           12,000-           14.1099
                                 5/18/00            2,000-           16.6250
                                 5/17/00            2,000-           16.7500
                                 5/16/00            1,000-           17.8125
                                 5/12/00            1,500-           17.9375

























                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OAK TECHNOLOGY INC

                    GAMCO INVESTORS, INC.
                                 5/08/00            3,000-           17.4167
                                 5/04/00            1,000-           17.1875
                                 5/02/00            1,000-           16.5000
                                 5/01/00              500            15.5625
                                 4/27/00            1,000            14.0000
                                 4/26/00            2,000            14.0000
                                 4/24/00            1,000            13.0000
                                 4/18/00            2,000            13.0000
                                 4/17/00            3,000            11.1250
                                 3/31/00              900-           19.2500
          GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 5/17/00            5,000-           16.8744












          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.